STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

    Computations  of  net  income  per  share  for  the  years   ended
December 31, 1995, 1994, and 1993 are as follows (in thousands):

                                          1995       1994       1993
                                          ----       ----       ----
    PRIMARY
Net income (loss)                      $ 67,337   $(183,581)  $  21,510
                                       ========   ==========  =========

 Average common shares outstanding       29,708      23,138      21,309

 Dilutive common equivalent shares
  issuable upon the exercise of
  options currently outstanding
  to purchase common shares                 915           0         437
                                      ---------   ---------   ---------
                                         30,623      23,138      21,746
                                      =========   =========   =========

  Net income (loss) per share         $    2.20   $   (7.93)  $     .99
                                      =========   ==========  =========
  FULLY DILUTED

  Net income (loss)                   $  67,337   $(183,581)  $  21,510
  Add:  Interest expense
  related to convertible Debentures      15,736       1,241           0
                                      ---------   ---------   ---------

  Adjusted net income                  $ 83,073  $ (182,340)  $  21,510
                                      =========  ==========   =========

  Average common shares outstanding      29,708      23,138      21,309

  Dilutive common equivalent shares
    issuable upon the exercise of
    options currently outstanding
    to purchase common shares             1,073         680        437

    Conversion of Debentures              7,200       2,869          0
                                      ---------  ----------   --------
                                         37,981      26,687     21,746
                                      =========  ==========   ========

    Net income (loss) per share       $    2.19  $    (6.83)  $    .99
                                      =========  ==========   ========